SLM Student Loan Trust 2004-9 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$2,835,992,611.54	$(182,840,484.01)	$2,653,152,127.53
	ii	Interest to be Capitalized	27,933,391.29		29,843,344.79

	iii	Total Pool	$2,863,926,002.83		$2,682,995,472.32

	iv	Specified Reserve Account Balance	7,159,815.01		6,707,488.68
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$2,873,085,817.84		$2,691,702,961.00

B	i	Weighted Average Coupon (WAC)	3.274%		3.262%
	ii	Weighted Average Remaining Term	120.98		119.25
	iii	Number of Loans	854,503		815,522
	iv	Number of Borrowers	444,929		425,818
	v	Aggregate Outstanding Principal Balance - T-Bill	$282,501,783.65		$259,799,442.06
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,581,424,219.18		$2,423,196,030.26

						% of		% of
C	Notes			Spread	Balance 1/25/05	O/S Securities	Balance 4/25/05	O/S Securities

	i	A-1 Notes	78442GMU7	-0.010%	$536,137,964.35	18.547%	$349,160,877.49	12.914%
	ii	A-2 Notes	78442GMV5	0.020%	897,000,000.00	31.031%	897,000,000.00	33.177%
	iii	A-3 Notes	78442GMW3	0.090%	487,000,000.00	16.847%	487,000,000.00	18.012%
	iv	A-4 Notes	78442GMX1	0.130%	602,000,000.00	20.825%	602,000,000.00	22.266%
	v	A-5 Notes	78442GMY9	0.150%	277,812,000.00	9.611%	277,812,000.00	10.275%
	vi	B Notes	78442GMZ6	0.330%	90,737,000.00	3.139%	90,737,000.00	3.356%

	vii	Total Notes			$2,890,686,964.35	100.000%	$2,703,709,877.49	100.000%

D	Reserve Account		1/25/2005	4/25/2005

	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$7,159,815.01	$6,707,488.68
	iv	Reserve Account Floor Balance ($)	$3,000,049.00	$3,000,049.00
	v	Current Reserve Acct Balance ($)	$7,159,815.01	$6,707,488.68

E	Capitalized Interest Account		1/25/2005	4/25/2005

	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

F	Asset/Liability		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$2,873,085,817.84	$2,691,702,961.00
	ii	Total Outstanding Balance Notes	$2,890,686,964.35	$2,703,709,877.49
	iii	Difference	$(17,601,146.51)	$(12,006,916.49)
	iv	Parity Ratio	0.99391	0.99556

II. 2004-9 Transactions from: 1/1/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$181,879,729.09
	ii	Principal Collections from Guarantor	7,215,196.77
	iii	Principal Reimbursements	574,407.22
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$189,669,333.08

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$24,163.19
	ii	Capitalized Interest	(6,853,012.26)

	iii	Total Non-Cash Principal Activity	$(6,828,849.07)

C	Total Student Loan Principal Activity		$182,840,484.01

D	Student Loan Interest Activity
	i	Regular Interest Collections	$8,514,492.36
	ii	Interest Claims Received from Guarantors	124,676.72
	iii	Collection Fees/Returned Items	155,861.14
	iv	Late Fee Reimbursements	490,962.68
	v	Interest Reimbursements	71,865.87
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,360,578.36
	viii	Subsidy Payments	5,537,206.30

	ix	Total Interest Collections	$22,255,643.43

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,551.57
	ii	Capitalized Interest	6,853,012.26

	iii	Total Non-Cash Interest Adjustments	$6,855,563.83

F	Total Student Loan Interest Activity		$29,111,207.26

G	Non-Reimbursable Losses During Collection Period		$65.41

H	Cumulative Non-Reimbursable Losses to Date		$65.41

III. 2004-9 Collection Account Activity 1/1/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$39,030,205.00
	ii	Consolidation Principal Payments	150,064,720.86
	iii	Reimbursements by Seller	3,160.22
	iv	Borrower Benefits Reimbursements	30,497.84
	v	Reimbursements by Servicer	31.20
	vi	Re-purchased Principal	540,717.96

	vii	Total Principal Collections	$189,669,333.08

B	Interest Collections
	i	Interest Payments Received	$20,564,481.75
	ii	Consolidation Interest Payments	972,471.99
	iii	Reimbursements by Seller	(16.78)
	iv	Borrower Benefits Reimbursements	1,472.36
	v	Reimbursements by Servicer	62,173.01
	vi	Re-purchased Interest	8,237.28
	vii	Collection Fees/Return Items	155,861.14
	viii	Late Fees	490,962.68

	ix	Total Interest Collections	$22,255,643.43

C	Other Reimbursements		$63,720.21

D	Reserves in Excess of the Requirement		$452,326.33

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$847,314.84

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$213,288,337.89

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(4,218,690.13)

K	NET AVAILABLE FUNDS		$209,069,647.76

L	Servicing Fees Due for Current Period		$2,044,714.81

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$2,064,714.81

IV. 2004-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	2.770%	2.770%	271,691	238,210	31.795%	29.210%	$1,017,609,197.29	$900,339,121.42	35.882%	33.935%

Grace
Current	2.770%	2.770%	60,134	66,211	7.037%	8.119%	200,387,405.42	220,640,613.54	7.066%	8.316%

TOTAL INTERIM	2.770%	2.770%	331,825	304,421	38.833%	37.328%	$1,217,996,602.71	$1,120,979,734.96	42.948%	42.251%
REPAYMENT
Active
Current	3.823%	3.799%	262,789	256,230	30.753%	31.419%	$882,807,812.90	$811,654,367.85	31.129%	30.592%
31-60 Days Delinquent	3.761%	3.739%	24,692	22,043	2.890%	2.703%	71,020,151.48	64,410,804.01	2.504%	2.428%
61-90 Days Delinquent	3.707%	3.660%	17,539	15,640	2.053%	1.918%	47,970,597.00	43,095,816.92	1.691%	1.624%
91-120 Days Delinquent	3.602%	3.580%	17,224	12,454	2.016%	1.527%	42,727,488.06	34,587,440.75	1.507%	1.304%
> 120 Days Delinquent	3.614%	3.634%	51,826	46,642	6.065%	5.719%	124,074,009.89	113,184,105.84	4.375%	4.266%

Deferment
Current	2.936%	2.921%	71,713	76,144	8.392%	9.337%	205,070,634.03	215,127,049.95	7.231%	8.108%

Forbearance
Current	3.628%	3.605%	76,595	75,474	8.964%	9.255%	243,316,547.82	234,367,975.89	8.580%	8.834%

TOTAL REPAYMENT	3.653%	3.621%	522,378	504,627	61.132%	61.878%	$1,616,987,241.18	$1,516,427,561.21	57.016%	57.155%
Claims in Process (1)	3.924%	3.668%	300	6,474	0.035%	0.794%	$1,008,767.65	$15,744,831.36	0.036%	0.593%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.274%	3.262%	854,503	815,522	100.000%	100.000%	$2,835,992,611.54	$2,653,152,127.53	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.192%	452,878	$1,255,061,073.38	47.305%
- GSL — Unsubsidized	3.011%	305,678	1,040,166,762.64	39.205%
- PLUS Loans	4.177%	53,926	348,462,795.68	13.134%
- SLS Loans	5.743%	3,040	9,461,495.83	0.357%

- Total	3.262%	815,522	$2,653,152,127.53	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.185%	559,698	$2,044,546,728.51	77.061%
- Two Year	3.388%	152,624	363,010,233.82	13.682%
- Technical	3.712%	103,193	245,578,323.01	9.256%
- Other	2.778%	7	16,842.19	0.001%

- Total	3.262%	815,522	$2,653,152,127.53	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-9 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$17,045,759.92
B	Interest Subsidy Payments Accrued During Collection Period		5,030,078.90
C	SAP Payments Accrued During Collection Period		10,202,909.00
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		847,314.84
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$33,126,062.66
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$715,000,000.00

	ii	Libor (Interpolated first period)	2.70000%
	iii	Cap %	4.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.006725000	1/25/05 - 4/25/05	2.69000%

B	Class A-2 Interest Rate	0.006800000	1/25/05 - 4/25/05	2.72000%

C	Class A-3 Interest Rate	0.006975000	1/25/05 - 4/25/05	2.79000%

D	Class A-4 Interest Rate	0.007075000	1/25/05 - 4/25/05	2.83000%

E	Class A-5 Interest Rate	0.007125000	1/25/05 - 4/25/05	2.85000%

F	Class B Interest Rate	0.007575000	1/25/05 - 4/25/05	3.03000%

VIII. 2004-9 Inputs From Initial Period 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,835,992,611.54
	ii	Interest To Be Capitalized	27,933,391.29

	iii	Total Pool	$2,863,926,002.83
	iv	Specified Reserve Account Balance	7,159,815.01
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$2,873,085,817.84

B	Total Note and Certificate Factor		0.955741489
C	Total Note Balance		$2,890,686,964.35

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.800205917	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$536,137,964.35	$897,000,000.00	$487,000,000.00	$602,000,000.00	$277,812,000.00	$90,737,000.00

	iii	Note Principal Shortfall	$17,601,146.51	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$7,159,815.01
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$209,069,647.76	$209,069,647.76

B	Primary Servicing Fees-Current Month		$2,044,714.81	$207,024,932.95

C	Administration Fee		$20,000.00	$207,004,932.95

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$3,605,527.81	$203,399,405.14
	ii	Class A-2	$6,099,600.00	$197,299,805.14
	iii	Class A-3	$3,396,825.00	$193,902,980.14
	iv	Class A-4	$4,259,150.00	$189,643,830.14
	v	Class A-5	$1,979,410.50	$187,664,419.64

	vii	Total Noteholder's Interest Distribution	$19,340,513.31

E	Class B Noteholders’ Interest Distribution Amount		$687,332.78	$186,977,086.86

F	i	Class A-1	$186,977,086.86	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder's Principal Distribution	$186,977,086.86

G	Increase to the Specified Reserve Account Balance		$0.00	$0.00

H	Carryover Servicing Fees		$0.00	$0.00

I	Excess to Certificateholder		$0.00	$0.00

X. 2004-9 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due	$3,605,527.81	$6,099,600.00	$3,396,825.00	$4,259,150.00	$1,979,410.50	$687,332.78
	ii	Quarterly Interest Paid	3,605,527.81	6,099,600.00	3,396,825.00	4,259,150.00	1,979,410.50	687,332.78

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$198,984,003.35	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	186,977,086.86	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$12,006,916.49	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$190,582,614.67	$6,099,600.00	$3,396,825.00	$4,259,150.00	$1,979,410.50	$687,332.78

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$2,890,686,964.35
	ii	Adjusted Pool Balance 3/31/05	2,691,702,961.00

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$198,984,003.35

	iv	Adjusted Pool Balance 9/23/04	$2,873,085,817.84
	v	Adjusted Pool Balance 3/31/05	2,691,702,961.00

	vi	Current Principal Due (iv-v)	$181,382,856.84
	vii	Principal Shortfall from Prior Period	17,601,146.51

	viii	Principal Distribution Amount (vi + vii)	$198,984,003.35

	ix	Principal Distribution Amount Paid	$186,977,086.86

	x	Principal Shortfall (viii - ix)	$12,006,916.49

C		Total Principal Distribution	$186,977,086.86
D		Total Interest Distribution	20,027,846.09

E		Total Cash Distributions	$207,004,932.95

F	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GMU7	$536,137,964.35		$349,160,877.49
		A-1 Note Pool Factor		0.800205917	(0.279070279)	0.521135638

	ii	A-2 Note Balance	78442GMV5	$897,000,000.00		$897,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GMW3	$487,000,000.00		$487,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMX1	$602,000,000.00		$602,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMY9	$277,812,000.00		$277,812,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GMZ6	$90,737,000.00		$90,737,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$7,159,815.01
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$7,159,815.01
	iv	Required Reserve Account Balance	$6,707,488.68

	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Waterfall	$452,326.33
	vii	Ending Reserve Account Balance	$6,707,488.68

XI. 2004-9 Historical Pool Information

			1/1/05-3/31/05	9/23/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,835,992,611.54	$2,951,175,597.48

	Student Loan Principal Activity
	i	Regular Principal Collections	$181,879,729.09	$120,654,382.94
	ii	Principal Collections from Guarantor	7,215,196.77	1,168,434.25
	iii	Principal Reimbursements	574,407.22	721,702.83
	iv	Other System Adjustments	0.00	0.00

	v	Total Principal Collections	$189,669,333.08	$122,544,520.02
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$24,163.19	$41,982.82
	ii	Capitalized Interest	(6,853,012.26)	(7,403,516.90)

	iii	Total Non-Cash Principal Activity	$(6,828,849.07)	$(7,361,534.08)

(-)	Total Student Loan Principal Activity		$182,840,484.01	$115,182,985.94

	Student Loan Interest Activity
	i	Regular Interest Collections	$8,514,492.36	$8,954,355.81
	ii	Interest Claims Received from Guarantors	124,676.72	10,298.62
	iii	Collection Fees/Returned Items	155,861.14	82,404.69
	iv	Late Fee Reimbursements	490,962.68	446,987.37
	v	Interest Reimbursements	71,865.87	11,916.69
	vi	Other System Adjustments	0.00	0.00
	vii	Special Allowance Payments	7,360,578.36	364,278.60
	viii	Subsidy Payments	5,537,206.30	489,893.77

	ix	Total Interest Collections	$22,255,643.43	$10,360,135.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,551.57	$(1,352.10)
	ii	Capitalized Interest	6,853,012.26	7,403,516.90

	iii	Total Non-Cash Interest Adjustments	$6,855,563.83	$7,402,164.80

	Total Student Loan Interest Activity		$29,111,207.26	$17,762,300.35

(=)	Ending Student Loan Portfolio Balance		$2,653,152,127.53	$2,835,992,611.54
(+)	Interest to be Capitalized		$29,843,344.79	$27,933,391.29

(=)	TOTAL POOL		$2,682,995,472.32	$2,863,926,002.83

(+)	Reserve Account Balance		$6,707,488.68	$7,159,815.01

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$2,691,702,961.00	$2,873,085,817.84

XII. 2004-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,863,926,003	10.14%
Apr-05	$2,682,995,472	14.44%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.